Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Investor relations contact:
Sam Ramraj, (626) 302-2540
Media relations contact:
Charles Coleman, (626) 302-7982

Edison International Reports Second Quarter and Year-to-Date 2019 Results

ROSEMEAD, Calif., July 25, 2019 - Edison International (NYSE: EIX) today reported second quarter 2019 net income of $392 million, or $1.20 per share, compared to net income of $276 million, or $0.85 per share, in the second quarter 2018. As adjusted, second quarter 2019 core earnings were $515 million, or $1.58 per share, compared to core earnings of $274 million, or $0.85 per share, in the second quarter 2018.
SCE's second quarter 2019 earnings increased by $122 million, or $0.37 per share, from the second quarter 2018, consisting of $245 million, or $0.75 per share, of higher core earnings and $123 million, or $0.38 per share, of higher non-core losses. The increase in core earnings was primarily due to adoption of the 2018 General Rate Case (GRC) final decision in the second quarter 2019, the timing of regulatory deferrals related to wildfire insurance and wildfire mitigation costs and higher revenue due to a change in estimate under the FERC formula rate mechanism. The higher non-core losses for the second quarter 2019 were mainly related to the $170 million ($123 million after-tax), or $0.38 per share, impairment charge resulting from the disallowance of certain historical capital expenditures in SCE's 2018 GRC final decision.

Edison International Parent and Other’s second quarter 2019 loss from continuing operations increased by $6 million, or $0.02 per share, compared to second quarter 2018, consisting of $4 million, or $0.02 per share, of higher core losses and $2 million of higher non-core losses. The higher core losses were primarily due to higher interest expense as a result of increased borrowings.

“The increase in core earnings in the second quarter 2019 was primarily due to the adoption of the 2018 GRC final decision, the timing of regulatory deferrals related to wildfire insurance and mitigation costs,” said Pedro J. Pizarro, president and chief executive officer of Edison International. “We remain committed to improving our wildfire risk profile through enhanced operational capabilities, while continuing to make significant investments in grid hardening and resiliency, as well as other capital programs that support California’s energy goals.”

Pizarro added, “On the legislative front, SCE appreciates the significant leadership that Governor Newsom and the legislature have shown and their willingness to act with urgency to address this wildfire crisis through the passage of Assembly Bill 1054 and companion measures. We supported passage of these bills, which improve the current regulatory framework. The state must ensure careful implementation and make some refinements in the future to ensure their success; we will work hard to see those changes made.”

Year-to-Date Earnings

For the six months ended June 30, 2019, Edison International reported net income of $670 million, or $2.05 per share, compared to $494 million, or $1.52 per share, during the same period in 2018. As adjusted, Edison International’s core earnings were $721 million, or $2.21 per share, compared to $536 million, or $1.65 per share, in the year-to-date period in 2018.

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

SCE's year-to-date 2019 earnings increased by $129 million, or $0.39 per share, from the same period prior year, consisting of $180 million, or $0.55 per share, of higher core earnings and $51 million, or $0.16 per share, of higher non-core losses. The increase in core earnings was primarily due to the adoption of the 2018 GRC final decision in the second quarter 2019, the timing of regulatory deferrals and cost recovery of wildfire insurance costs and higher revenue due to a change in estimate under the FERC formula rate mechanism, partially offset by higher wildfire mitigation costs in 2019. Higher non-core losses were mainly related to the $170 million ($123 million after-tax), or $0.38 per share, impairment charge resulting from the disallowance of certain historical capital expenditures in SCE's 2018 GRC final decision recorded in the second quarter 2019, offset by $69 million, or $0.21 per share, of income tax benefits related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution issued in February 2019.

Edison International Parent and Other’s year-to-date 2019 losses from continuing operations decreased by $47 million, or $0.14 per share, compared to the same period in 2018, consisting of $5 million, or $0.01 per share, of lower core losses and $42 million, or $0.13 per share, of lower non-core losses. The lower core losses were primarily due to lower corporate and operating expenses and lower losses at the competitive business under Edison Energy Group, partially offset by higher interest expense. The decrease in non-core losses primarily related to the absence of the loss recorded in connection with the sale of SoCore Energy in April 2018.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Wildfire Insurance Fund

Today, SCE notified the California Public Utilities Commission (CPUC) of its commitment to make its initial and annual contributions to the wildfire insurance fund. SCE will make its initial contribution of approximately $2.4 billion to the wildfire insurance fund by September 10, 2019 and its annual contributions of approximately $95 million on each January 1 for the subsequent 10 years. Edison International has evaluated a range of potential funding options to efficiently finance this contribution. See the presentation accompanying the company’s conference call for further information including key financing assumptions.

2019 Earnings Guidance

The company lowered its earnings guidance for 2019 as summarized in the following chart due to the increased financing needs at both Edison International and SCE related to the initial contribution to the wildfire insurance fund. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.
2019 Earnings Guidance

	2019 Earnings Guidance			2019 Earnings Guidance
	as of May 28, 2019			as of July 25, 2019
	Low	Mid	High	Low	Mid	High
EIX Basic EPS	$4.57	$4.67	$4.77	$4.46	$4.56	$4.66
Less: Non-core Items*	(0.15)	(0.15)	(0.15)	(0.15)	(0.15)	(0.15)
EIX Core EPS	$4.72	$4.82	$4.92	$4.61	$4.71	$4.81
* There were ($51) million, or ($0.15) per share of non-core items recorded for the six months ended June 30, 2019, calculated based on an assumed weighted average share count for 2019.

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a distributor and generator of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•
ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities and capital spending incurred prior to formal regulatory approval;

•
ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;

•
risks associated with AB 1054 effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are a substantial cause, including the ability of SCE and SDG&E to raise the funds required to make initial contributions to the insurance fund under AB 1054, SCE's ability to maintain a valid safety certification, SCE's ability to recover uninsured wildfire-related costs from the wildfire fund established under AB 1054, and the CPUC's interpretation of and actions under AB 1054;

•
actions, or inaction, of the state of California with respect to achieving a timely and comprehensive solution mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are a substantial cause;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including decisions and actions related to determinations of authorized rates of return or return on equity, the GS&RP application, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions;

•	ability of Edison International or SCE to borrow funds and access the bank and capital markets on reasonable terms;

•	actions by credit rating agencies to downgrade Edison International or SCE's credit ratings or to place those ratings on negative watch or outlook;

•
risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

•
extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•
risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers;

•
risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and

•
risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release. Edison International and SCE provide direct links to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings at www.edisoninvestor.com (SCE Regulatory Highlights) so that such filings, rulings and notices are available to all investors. Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information. Edison International and SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Thursday, July 25, 2019, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:    1-888-296-6944 (US) and 1-203-369-3027 (Int’l) - Passcode: 9856
Telephone replay available through August 9, 2019
Webcast:     www.edisoninvestor.com

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended June 30,			Six months ended June 30,
	2019	2018	Change	2019	2018	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$1.28	$0.91	$0.37	$2.18	$1.79	$0.39
Edison International Parent and Other	(0.08)	(0.06)	(0.02)	(0.13)	(0.27)	0.14
Edison International	1.20	0.85	0.35	2.05	1.52	0.53
Less: Non-core items
SCE	(0.38)	—	(0.38)	(0.16)	—	(0.16)
Edison International Parent and Other	—	—	—	—	(0.13)	0.13
Total non-core items	(0.38)	—	(0.38)	(0.16)	(0.13)	(0.03)
Core earnings (losses)
SCE	1.66	0.91	0.75	2.34	1.79	0.55
Edison International Parent and Other	(0.08)	(0.06)	(0.02)	(0.13)	(0.14)	0.01
Edison International	$1.58	$0.85	$0.73	$2.21	$1.65	$0.56
Note: Diluted earnings were $1.20 and $0.84 per share for the three months ended June 30, 2019 and 2018 respectively, and $2.05 and $1.51 per share for the six months ended June 30, 2019 and 2018.

Second Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended June 30,			Six months ended June 30,
(in millions)	2019	2018	Change	2019	2018	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$419	$297	$122	$712	$583	$129
Edison International Parent and Other	(27)	(21)	(6)	(42)	(89)	47
Edison International	392	276	116	670	494	176
Less: Non-core items
SCE[1]	(123)	—	(123)	(51)	—	(51)
Edison International Parent and Other[2]	—	2	(2)	—	(42)	42
Total non-core items	(123)	2	(125)	(51)	(42)	(9)
Core earnings (losses)
SCE	542	297	245	763	583	180
Edison International Parent and Other	(27)	(23)	(4)	(42)	(47)	5
Edison International	$515	$274	$241	$721	$536	$185

[1]
Includes an impairment charge of $170 million ($123 million after-tax) recorded in 2019 for SCE related to disallowed historical capital expenditures in SCE's 2018 GRC final decision in the second quarter of 2019. The six months ended June 30, 2019, includes income tax benefits of $69 million recorded in 2019 for SCE related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution issued in February 2019.

[2]	Includes Loss of $63 million ($46 million after-tax) recorded in 2018 for Edison International Parent and Other related to sale of SoCore Energy in April 2018.

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

Consolidated Statements of Income	Edison International

	Six months ended June 30,
(in millions, except per-share amounts, unaudited) )	2019	2018
Total operating revenue	$5,636	$5,379
Purchased power and fuel	2,140	2,038
Operation and maintenance	1,477	1,394
Depreciation and amortization	801	925
Property and other taxes	203	204
Impairment and other	166	71
Other operating income	(3)	(3)
Total operating expenses	4,784	4,629
Operating income	852	750
Interest expense	(405)	(350)
Other income and expenses	93	100
Income from continuing operations before income taxes	540	500
Income tax benefit	(190)	(40)
Income from continuing operations	730	540
Net income	730	540
Preferred and preference stock dividend requirements of SCE	60	60
Other noncontrolling interests	—	(14)
Net income attributable to Edison International common shareholders	$670	$494
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$670	$494
Net income attributable to Edison International common shareholders	$670	$494
Basic earnings per share:
Weighted-average shares of common stock outstanding	326	326
Continuing operations	$2.05	$1.52
Basic earnings per common share attributable to Edison International common shareholders	$2.05	$1.52
Diluted earnings per share:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	327	327
Continuing operations	$2.05	$1.51
Diluted earnings per common share attributable to Edison International common shareholders:	$2.05	$1.51

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$257	$144
Receivables, less allowances of $49 and $52 for uncollectible accounts at respective dates	795	730
Accrued unbilled revenue	562	482
Inventory	331	282
Income tax receivables	127	191
Prepaid expenses	407	148
Derivative assets	55	171
Regulatory assets	1,294	1,133
Other current assets	108	78
Total current assets	3,936	3,359
Nuclear decommissioning trusts	4,421	4,120
Other investments	83	63
Total investments	4,504	4,183
Utility property, plant and equipment, less accumulated depreciation and amortization of $9,743 and $9,566 at respective dates	42,329	41,269
Nonutility property, plant and equipment, less accumulated depreciation of $83 and $82 at respective dates	85	79
Total property, plant and equipment	42,414	41,348
Regulatory assets	5,469	5,380
Operating lease right-of-use assets	742	—
Other long-term assets	2,456	2,445
Total long-term assets	8,667	7,825

Total assets	$59,521	$56,715

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	June 30, 2019	December 31, 2018
LIABILITIES AND EQUITY
Short-term debt	$1,213	$720
Current portion of long-term debt	479	79
Accounts payable	1,578	1,511
Customer deposits	302	299
Regulatory liabilities	767	1,532
Current portion of operating lease liabilities	108	—
Other current liabilities	1,218	1,254
Total current liabilities	5,665	5,395
Long-term debt	15,883	14,632
Deferred income taxes and credits	4,856	4,576
Pensions and benefits	864	869
Asset retirement obligations	3,016	3,031
Regulatory liabilities	8,685	8,329
Operating lease liabilities	634	—
Wildfire-related claims	4,669	4,669
Other deferred credits and other long-term liabilities	2,336	2,562
Total deferred credits and other liabilities	25,060	24,036
Total liabilities	46,608	44,063
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,555	2,545
Accumulated other comprehensive loss	(57)	(50)
Retained earnings	8,222	7,964
Total Edison International's common shareholders' equity	10,720	10,459
Noncontrolling interests – preferred and preference stock of SCE	2,193	2,193
Total equity	12,913	12,652

Total liabilities and equity	$59,521	$56,715

Edison International Reports Second Quarter and Year-to-Date 2019 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions, unaudited)	2019	2018
Cash flows from operating activities:
Net income	$730	$540
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	837	1,074
Allowance for equity during construction	(49)	(44)
Impairment and other	166	71
Deferred income taxes and investment tax credits	(182)	(5)
Other	13	35
Nuclear decommissioning trusts	(72)	(73)
Changes in operating assets and liabilities:
Receivables	(72)	(58)
Inventory	(49)	(14)
Accounts payable	221	(4)
Tax receivables and payables	65	90
Other current assets and liabilities	(423)	(533)
Regulatory assets and liabilities, net	(543)	204
Other noncurrent assets and liabilities	(44)	(66)
Net cash provided by operating activities	598	1,217
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $18 and $33 for the respective periods	1,682	2,417
Term loan issued	1,000	—
Long-term debt matured	(41)	(213)
Short-term debt financing, net	(509)	(2,031)
Payments for stock-based compensation	(48)	(21)
Receipts from stock option exercises	25	9
Dividends to noncontrolling interests	(60)	(60)
Dividends paid	(399)	(394)
Other	1	39
Net cash provided by (used in) financing activities	1,651	(254)
Cash flows from investing activities:
Capital expenditures	(2,235)	(2,159)
Proceeds from sale of nuclear decommissioning trust investments	2,440	1,770
Purchases of nuclear decommissioning trust investments	(2,368)	(1,697)
Proceeds from sale of SoCore Energy, net of cash acquired by buyer	—	78
Other	27	20
Net cash used in investing activities	(2,136)	(1,988)
Net increase (decrease) in cash, cash equivalents and restricted cash	113	(1,025)
Cash, cash equivalents and restricted cash at beginning of period	152	1,132
Cash, cash equivalents and restricted cash at end of period	$265	$107